

TYFON®

Investor Presentation

May 2024

Disclaimer

About this Presentation

By attending the meeting where this presentation is made, or by reading the presentation materials, you agree to be bound by the following limitations: The information in this presentation has been prepared by representatives Tyfon Culture Holdings Limited (the "Company" or "Tyfon") for use in presentations by the Company and/or GTAC at investor meetings for information purposes in connection with a proposed business combination (the "Transaction") between the Company and Global Technology Acquisition Corp. I ("GTAC") and for no other purposes. No part of this presentation should form the basis of, or be relied on in connection with, any contract or commitment or investment decision whatsoever.

Recipients of this presentation are not to construe its contents, or any prior or subsequent communications from or with the Company, GTAC or their respective representatives as investment, legal or tax advice. Recipients should seek independent third party legal, regulatory, accounting and/or tax advice regarding this presentation before making any investment decision regarding the Company or GTAC. In addition, this presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of the Company or the potential Transaction. Recipients of this presentation should each make their own evaluation of the Company and the potential Transaction and of the relevance and adequacy of the information and should make such other investigations as they deem necessary.

No Offer or Solicitation

This presentation is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential Transaction. This presentation and any oral statement made in connection with this presentation do not constitute an offer to sell or the solicitation of an offer to buy any securities of GTAC, the Company or the combined company, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom.

No Representations or Warranties

No representation or warranty, express or implied, is made as to, and no reliance should be placed on, the fairness, accuracy, completeness or correctness of the information or opinions contained herein. Neither the Company, GTAC, nor any of their respective directors, officers, partners, employees, affiliates, agents, advisors or representatives shall have any responsibility or liability whatsoever (for negligence or otherwise) for any loss howsoever arising from any use of this presentation, its contents or its omissions or otherwise arising in connection with this presentation. The information set out herein has not been independently verified and may be subject to updating, completion, revision and amendment and such information may change materially.

This presentation is based on the economic, regulatory, market and other conditions as in effect on the date hereof. It should be understood that subsequent developments may affect the information contained in this presentation, which neither the Company, GTAC, nor any of their respective directors, officers, partners, employees, affiliates, agents, advisors or representatives is under an obligation to update, revise or affirm.

Disclaimer

Cautionary Statement Regarding Forward-Looking Statements

This presentation includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "expect," "anticipate," "believe," "seek," "target" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements also include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics, projections of market opportunity and expectations, the availability, timing, or success of future technological developments or product and service offerings, the estimated implied enterprise value of the combined company, the Company's ability to scale and grow its business, the advantages and expected growth of the combined company, the combined company's ability to source and retain talent, the cash position of the combined company following closing of the Transaction, GTAC's and the Company's ability to consummate the proposed Transaction, and expectations related to the terms and timing of the Transaction, as applicable. These statements are based on various assumptions, whether or not identified in this presentation, and on the current expectations of GTAC's and the Company's management and are not predictions of actual performance.

These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. In addition, there will be risks and uncertainties described in the proxy statement/prospectus on Form F-4 relating to the proposed Transaction, which is expected to be filed by GTAC with the U.S. Securities and Exchange Commission (the "SEC"), and other documents filed by the GTAC from time to time with the SEC. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, the ability to complete the Transaction due to the failure to obtain approval from GTAC's shareholders or satisfy other closing conditions in the business combination agreement, the occurrence of any event that could give rise to the termination of the business combination agreement, the ability to recognize the anticipated benefits of the Transaction, the amount of redemption requests made by GTAC's public shareholders, costs related to the transaction, the risk that the transaction disrupts current plans and operations as a result of the announcement and consummation of the transaction, the outcome of any potential litigation, government or regulatory proceedings and other risks and uncertainties, including those the risk factors presented in the "Risk Factors" section of this presentation, those to be included under the heading "Risk Factors" in the registration statement to be filed with the SEC and those included under the heading "Risk Factors" in the annual report on Form 10-K for year ended December 31, 2023 of GTAC and in its subsequent quarterly reports on Form 10-Q and other filings with the SEC. There may be additional risks that neither GTAC nor Company presently know or that GTAC and the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In light of the significant uncertainties in these forward-looking statements, nothing in this presentation should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that the forward-looking statements in this presentation will prove to be accurate. The forward-looking statements in this presentation represent the views of GTAC and the Company as of the date of this presentation. Subsequent events and developments may cause those views to change. However, while GTAC and the Company may update these forward-looking statements in the future, there is no current intention to do so and GTAC and the Company disclaim any obligation to do so, except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the views of GTAC or the Company as of any date subsequent to the date of this presentation.

Disclaimer

Financial Information; Use of Projections

Unless otherwise specified, the financial information and data contained in this presentation is unaudited, is based on draft statutory accounts, does not conform to SEC requirements (including Regulation S-X), and is subject to Public Company Accounting Oversight Board audit, with respect to yearly data, and subject to auditor review, with respect to quarterly data. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in the registration statement to be filed with the SEC and the proxy statement/prospectus contained therein. You should review the Company's audited financial statements, which will be included in the registration statement relating to the proposed Transaction. In addition, all of the Company's historical financial information included herein is preliminary and subject to change.

This presentation also contains certain operational and financial forecasts of the Company. Neither the Company's nor GTAC's independent auditors have studied, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation. These projections are forward-looking statements and are included for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying the prospective operational and financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective operational and financial information, many of which are outside of the Company's or GTAC's control. See "Cautionary Statement Regarding Forward-Looking Statements" above. Accordingly, there can be no assurance that the prospective results are indicative of future performance of the combined company after the Transaction or that actual results will not differ materially from those presented in the prospective operational and financial information. Inclusion of the prospective financial information in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved or to be a reliable prediction of future events. None of Tyfon, GTAC or the combined company intends to or undertakes any obligation to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the projections are no longer valid. Accordingly, they should not be viewed as "guidance" of any sort.

Use of Non-GAAP Financial Measures

This presentation includes certain non-GAAP financial measures that the Company's management uses to evaluate its operations, measure its performance and make strategic decisions, including Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA is defined as net earnings (loss) before interest expense, income tax expense (benefit), depreciation and amortization as adjusted for non-recurring listing expenses. GTAC and the Company believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating the Company's operating results in the same manner as management of the Company. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with U.S. GAAP. Other companies may calculate these non-GAAP financial measures differently, and therefore such measures may not be directly comparable to similarly titled measures of other companies. See slide 42 for a reconciliation of non-GAAP financial measures to the most directly comparable U.S. GAAP measures. A reconciliation of the projected non-GAAP financial measures has not been provided and is unable to be provided without unreasonable effort because certain items excluded from these non-GAAP financial measures cannot be reasonably calculated or predicted at this time. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Disclaimer

Industry and Market Data

This presentation also contains information, estimates and other statistical data derived from third-party sources. Such information involves a number of assumptions and limitations and due to the nature of the techniques and methodologies used in market research, and the third-party sources cannot guarantee the accuracy of such information. You are cautioned not to give undue weight on such estimates. Neither GTAC nor the Company has independently verified such third-party information, and makes no representation, express or implied, as to the accuracy, completeness, timeliness, reliability or availability of such third-party information. GTAC and the Company may have supplemented such information where necessary, taking into account publicly available information about other industry participants.

Trademarks

This presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners, and the Company's and GTAC's use thereof does not imply an affiliation with, or endorsement by, the owners of such trademarks, service marks, trade names and copyrights. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this presentation may be listed without the TM, SM © or ® symbols, but GTAC, the Company and their affiliates will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights.

Additional Information and Where to Find It

In connection with the proposed Transaction, GTAC and the Company intend to cause a registration statement on Form F-4 to be filed with the SEC, which will include a proxy statement to be distributed to GTAC's shareholders in connection with GTAC's solicitation for proxies for the vote by GTAC's shareholders in connection with the proposed Transaction and other matters as described in the registration statement, as well as a prospectus relating to GTAC's securities to be issued in connection with the proposed Transaction. GTAC's shareholders and other interested persons are advised to read, once available, the preliminary proxy statement/prospectus and any amendments thereto and, once available, the definitive proxy statement/prospectus, in connection with GTAC's solicitation of proxies for its special meeting of shareholders to be held to approve, among other things, the proposed Transaction, because these documents will contain important information about GTAC, the Company and the proposed Transaction. After the registration statement is filed and declared effective, GTAC will mail a definitive proxy statement and other relevant documents to its shareholders as of the record date to be established for voting on the proposed Transaction. Shareholders may also obtain a copy of the preliminary and definitive proxy statement/prospectus to be included in the registration statement, once available, as well as other documents filed with the SEC regarding the proposed Transaction and other documents filed with the SEC, without charge, at the SEC's website located at www.sec.gov.

Participants in the Solicitation

GTAC, the Company and their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from GTAC's shareholders in connection with the proposed Transaction. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of GTAC's shareholders in connection with the proposed Transaction will be set forth in GTAC's proxy statement/prospectus to be filed with the SEC in connection with the Transaction. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the proxy statement/prospectus when it becomes available. Shareholders, potential investors and other interested persons should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

Disclaimer

This presentation is not a substitute for the registration statement or for any other document that GTAC may file with the SEC in connection with the potential Transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of other documents filed with the SEC by GTAC through the website maintained by the SEC at http://www.sec.gov. The information in the registration statement may update and supersedes the information presented in this presentation.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Today's Presenters

TYFON



Ting Hu
Founder & Chairwoman

- Founder of Tyfon Platform
- Former Sales Director – Weitai Advertising
- Former Project Manager – Gusu Boya Historical Building
- Doctoral Course in Art & Fin, Xi'an Jiaotong University

TYFON

TYFON



Rafael Li
CFO & Executive Director

- Chairman of Audit Committee and Director of Fulu Holdings, TJ Groups
- Former Chairman of Audit Committee and Director – Netherlands Nedschroef Holdings
- Former Vice President and Accountant, SH Prime – subsidiary of SH Electric

Deloitte. 上海电气 SHANGHAI ELECTRIC NEDSCHROEF NewMargin Ventures 蓝思科技

GTAC



Thomas Hennessy
Chairman & CEO

- Proven repeat SPAC sponsor
- Managing Partner – Hennessy Capital Growth Strategies
- Former Board Director of Porch Group (Nasdaq: PRCH)

Hennessy Capital 10 Years ADIA equity international Credit Suisse

GTAC



Nick Geeza
CFO

- Former Enterprise Sales Director – Capital Preferences
- Former Senior Vice President - US Bank Capital Markets

Hennessy Capital 10 Years Capital Preferences usbank J.P.Morgan

Investment Highlights

Leading Contemporary Art Marketplace in China

Founded in 2013, Tyfon is a leading art marketplace with **~18% market share[1] of the China contemporary painting art market**

Differentiated Offline to Online ("O2O") Platform

Combines an offline network of operations with an **innovative online technology marketplace** to improve and optimize a traditionally inefficient art buying experience

Large Addressable Markets

Opportunity to accelerate organic growth and market share expansion in the **~$12 billion[2] China art market** and enter the **~$65 billion[2] global art market**

Compelling Growth

2021A-2024E revenue CAGR of ~49%
2021A-2024E gross profit CAGR of ~52%

High ROI Unit Economics

Highly scalable revenue model with an **LTV/CAC of 16.6x[3]**

Attractive Profitability Profile

2023A Adj. EBITDA[4] of ~$34 million
2023A Adj. EBITDA margin of ~57%
2023A Net Income of ~$23 million

(1) Froth and Sullivan 2022
(2) UBS & Art Basel Art Market Report 2024
(3) Based on fiscal year 2023 for Fine Artworks customers; Customer Lifetime Value (LTV) based on 2023A average gross profit per customer of $7,296; Customer Acquisition Cost (CAC) based on 2023A average cost to acquire customers of $440 per customer – CAC is calculated by adding sales and marketing costs, exhibition fees, promotion expenses, and other miscellaneous expenses
(4) Adjusted EBITDA is defined as net earnings (loss) before interest expense, income tax expense (benefit), depreciation and amortization as adjusted for non-recurring listing expenses

Transaction Overview

Business Combination

- GTAC intends to complete **a business combination (the "Business Combination") with Tyfon Culture Holdings Limited ("Tyfon")**, a leading contemporary art marketplace in China.
- The Business Combination is targeted to close in the second half of 2024, subject to the satisfaction of customary closing conditions.

Valuation

- The Business Combination implies a pro forma combined enterprise value of approximately $434 million[1].
- Existing Tyfon **shareholders will roll 100% of their equity** as part of the Business Combination.

Capital Structure

- **The Business Combination will be funded by a combination** of GTAC cash held in trust, proceeds from potential transaction financing, and common stock received by Tyfon shareholders.
- Including Tyfon's current net cash balance of $54 million and following the business combination, the combined company is expected to have zero debt and approximately $64 million net cash on the balance sheet to fuel growth.[1]

(1) Tyfon has ~$54M of net cash on balance sheet as of December 31, 2023. The transaction is expected to generate an additional $10M of net cash, resulting in $64M of pro forma net cash. The transaction net cash assumes $10M PIPE at a price of $10.00 per share and redemptions of 57% of GTAC's trust account. See slide 39 for additional assumptions and calculations.

Company Overview

TYFON®

Vision Statement

TYFON®

We strive to become the world's leading offline and online global art marketplace


Hello everyone, I'm Hu Ting, the founder of TYFON Culture.

Tyfon at a Glance

About Us

2013
Year Founded

567
Team Members

Suzhou, China
Headquarters

#1
Chinese Contemporary Painting Marketplace[4]

Customers

113,864
Registered Users[1]

5,743
2023 CY Buyers[1]

Key Financial Metrics

$61M
2023A Revenue

$42M
2023A Gross Profit

69%
2023A Gross Profit Margin

$34M
2023A Adj. EBITDA

57%
2023A Adj. EBITDA Margin

16.6x
LTV/CAC[2]

$906M
GMV (2021A – 2023A)[3]

16%
Average Rate of Transaction Fee (2023A)

(1) Period ending 2023
(2) Based on fiscal year 2023 for Fine Artworks customers; Customer Lifetime Value (LTV) based on 2023A average gross profit per customer of $7,296; Customer Acquisition Cost (CAC) based on 2023A average cost to acquire customers of $440 per customer – CAC is calculated by adding sales and marketing costs, exhibition fees, promotion expenses, and other miscellaneous expenses
(3) GMV is the transactions value of artworks recorded on Tyfon's website and app via its Online to Offline (O2O) platform
(4) Froth and Sullivan 2022; Measured in transaction value compared to all contemporary Chinese painting trading intermediaries in China in 2022

Over a Decade of Innovation and Growth

2013

Company founded in Suzhou, China





Established Tyfon Art Technology Center

2018

2019

Launched Tyfon Online Marketplace





Developed Tyfon Art Blockchain

2019

2020 - 2021

Sales locations increased by 20





Established 1st offshore sales branch in Hong Kong

2021

2022

Commenced copyright related services





Exceeded 100,000 registered users[1]

2023

2023

Largest exhibition center opened in Suzhou, China (2,000 sqm)



(1) Period ending 2023

Marketplace Platform

Tyfon has created a marketplace platform to buy and sell an extensive selection of artwork and pieces

Current Product Offering




Paintings

+

Future Product Offerings




Photography & Prints[1]


Seal


Sculpture


Vase


Sculpture

Three-Dimensional Artwork


Abacus


Teapot


Penholder

Cultural and Creative Collectibles[1]

Note: No guarantee is made regarding the availability, timing, or success or future product offerings or services
(1) Product offerings under testing and development for authentication and blockchain technology

Art Industry Veterans with ~100 Years of Combined Experience at Tyfon



Ting Hu
Founder and Chairwoman
11 Years at Tyfon



Hongya Wen
CEO
11 Years at Tyfon



Rafael Li
CFO & Executive Director
5 Years at Tyfon



Chen Hua
Board Secretary
6 Years at Tyfon



Lei Zhu
Internal Control Director
3 Years at Tyfon



Qiaohua Wu
Head of Operation Center
2 Years at Tyfon



Hailong Zheng
Head of Sales Center
6 Years at Tyfon



Yao Chen
Head of R&D Center
3 Years at Tyfon



Yifeng Wang
R&D Vice President
3 Years at Tyfon



Jane Ni
Finance Director
1 Year at Tyfon



Jing Zhang
Finance Manager
7 Years at Tyfon



Yu Cao
Finance Manager
6 Years at Tyfon



Karl Chui
Investment Director
1 Year at Tyfon



Feili Li
Admin Manager
11 Years at Tyfon



Pan Xu
HR Director
5 Years at Tyfon



Huan Qu
Head of Art Resource Center
11 Years at Tyfon



Xuewan Chen
Logistic Manger
6 Years at Tyfon

Who We Serve


Artists
TYFON®
Sellers
Buyers / Collectors

Tyfon's Offline to Online ("O2O") Platform Delivers Powerful Flywheel Effects

Offline

50
Regional Sales Offices[1]

~650+
Exhibitions[1]

TYFON®
Offline to Online (O2O) Services

Online

~$906M
GMV Transacted[2]

Technology Services

(1) Period ending 2023
(2) GMV for 2021A – 2023A; GMV is the transaction value of art recorded on Tyfon's website and app via its Online to Offline (O2O) platform

Offline to Online (O2O) Model

Combines an offline network of operations with an innovative online technology marketplace to improve and optimize a traditionally inefficient art buying experience

Offline	
Sales Network	Over 50 regional sales offices located across China
Sales Agents	Over 300 professional sales agents
Exhibitions	Organized ~650+ on-site exhibitions in 2023
Transactions	Over 20,000 transactions generated ~$380M GMV in 2023

Customers →

TYFON*

← **Information**

Online	
Marketplace platform, providing a steady stream of information	**Data**
Comprehensive software and hardware evaluation and authentication system	**Assessment**
Blockchain architecture to record the art's unique data and intellectual property	**Traceability**
Art experts and data repository for analysis and comparison	**Identification**

Dedicated Regional Sales Offices Create Immersive In-Person Art Experiences

Regional Sales Offices







Over 50 regional sales offices located across China

- Expands artist network and buyer pool
- Establishes logistics service points
- Provides local authentication and blockchain enquiry services (full services are provided at Tyfon's centralized art resource center in Suzhou)

Exhibitions Drive Buyer Traffic and Artist Engagement

Exhibitions





~650+ on-site exhibitions in 2023

- Host high-quality and high-frequency exhibitions to attract buyers/collectors
- Flexible "Art Salons" and workshops with local artists
- Engages local cultural institutions and museums

Offline Platform Drives Online Marketplace Sales


Exhibitions and Regional Sales Offices

- ☑ Widens customer base with accessible regional offices
- ☑ Local sales teams with precision marketing strategies
- ☑ Attracts well-known artists for in-person interactions with buyers
- ☑ Exhibitions provide frequent and recurring engagement with buyers
- ☑ Diversified art inventory sourced directly from local artists

Online Platform with Purpose-Built Technology

Current Services

Authentication and Digital Copyright

- Software and hardware tools used for authentication
- Microscopic details of art scanned at up to 2000x magnification levels
- Digital copyright registration created for every art piece

Ownership and Traceability

- Certificate and a unique blockchain hash issued containing the particulars of the artwork
- Radio Frequency Identification (RFID) technology used to prevent counterfeiting

Online Marketplace

- Allows for a purely digital transaction
- Efficient customer experience

Future Services

Extended Reality Multidimensional Experience[1]

- AI-assisted livestream service
- VR exhibition hall

Digital Animation[1]

- 3D modelling and 3D animation of 2D artwork

1) Represents future implementation to core business platform; no guarantee is made regarding the availability, timing, or successful implementation of technological advances

Sleek, Convenient, and User-Friendly Interface


TYFON
人民创意与泰丰文化
达成战略合作

Desktop


22:37
TYFON
ARTWORK

Mobile

Tyfon's Platform Delivers a Competitive Edge

Proprietary technology and regional office network establish lasting barriers to entry in China

TYFON®

Auction Houses	Online Art Marketplaces	Independent Art Galleries
Sotheby's EST. 1744	1stDIBS	**Permanent Art Galleries:** Established cultural locations in urban areas
HERITAGE AUCTIONS	atg AUCTION TECHNOLOGY GROUP	**Pop-Up Art Galleries:** Temporary, innovative spaces in urban areas

Key Tyfon Differentiators

- **O2O Services:** Combination of 50 offline regional offices and an online marketplace provides a compelling value proposition to artists who desire to showcase and sell their work
- **Art Ecosystem:** Vast art ecosystem built over a decade through hosting offline exhibitions, including a high-quality pool of ~700 talented artists and a diverse group of buyers (110,000+ registered users[1])
- **Tyfon Art Blockchain:** Proprietary blockchain technology used for art authentication, ensuring integrity and traceability of artwork

(1) Period ending 2023

Tyfon Has Outperformed the Global Art Market and is Positioned for Continued Growth

The Global Online Sales Revenue of the Art Market from 2021 to 2023[1]



Global Online Sales ($BN)
Tyfon's Total Revenue ($M)
$13
$11
$12
$30
$40
$61
2021
2022
2023
41% CAGR²
(6%) CAGR²

(1) UBS & Art Basel Art Market Report 2024
(2) 2021A – 2023A compound annual growth rate (CAGR)



Financial Overview

TYFON®

Key Performance Indicators



Total Registered Users
CAGR 21-24E: 64.5%
33,715
60,424
113,864
150,000
2021A
2022A
2023A
2024E[2]



Total Transactions
CAGR 21-24E: 18.8%
17,887
18,295
20,255
30,026
2021A
2022A
2023A
2024E[2]



Average Art Sales Price[1]
CAGR 21-24E: 18.9%
$12,800
$16,100
$18,900
$21,500
2021A
2022A
2023A
2024E[2]



Gross Merchandise Value
(Total GMV in $ Millions)
CAGR 21-24E: 41.3%
$229
$295
$383
$645
2021A
2022A
2023A
2024E[2]

(1) Average Art Sales Price is calculated by taking total GMV divided by Total Transactions
(2) See slide 41, "Financial Model Assumptions", for additional details

Financial Highlights

$ in millions



Revenue
CAGR 21-24E: 49.4%
$30
$40
$61
$101
2021A[1]
2022A[2]
2023A[2]
2024E[3]
53%
33%
50%
67%
YoY Growth



Gross Profit
CAGR 21-24E: 51.6%
$20
$28
$42
$71
2021A[1]
2022A[2]
2023A[2]
2024E[3]
67%
70%
69%
70%
Gross Profit Margins



Adj. EBITDA
CAGR 21-24E: 43.2%
$15
$20
$34
$44
2021A
2022A
2023A
2024E[3]
50%
51%
57%
44%
Adj. EBITDA Margins



Net Income
CAGR 21-24E: 38.2%
$10
$12
$23
$28
2021A[1]
2022A[2]
2023A[2]
2024E[3]
35%
30%
38%
27%
Net Income Margins

(1) Audited financial figures under IFRS
(2) Audited financial figures under US GAAP
(3) See slide 41, "Financial Model Assumptions", for additional details

Balance Sheet Metrics


Cash on Balance Sheet
(in $ Millions)
$24
$21
$54
2021 A[4]
2022A[5]
2023A[5]


Current Ratio[1]
2.7x
3.0x
3.4x
2021 A[4]
2022A[5]
2023A[5]


Return on Equity[2]
36.8%
34.3%
40.0%
2021 A[4]
2022A[5]
2023A[5]


Return on Assets[3]
25.2%
23.1%
27.6%
2021 A[4]
2022A[5]
2023A[5]

(1) Current ratio is calculated as current assets divided by current liabilities at the end of each financial period
(2) Return on equity is calculated by dividing net profit for the period by the closing balance of total equity
(3) Return on assets is calculated by dividing the net profit for the period by the closing balance of total assets
(4) Audited financial figures under IFRS
(5) Audited financial figures under US GAAP

Attractive Unit Economics Support Investing in Growth

~60%

Of customers in 2023 were returning customers[2]


$7,296
16.6x(1)
$440
Customer Acquisition Cost
(CAC)
Lifetime Value
(LTV)

Note: Based on fiscal year 2023 for Fine Artworks customers; Customer Lifetime Value (LTV) based on 2023A average gross profit per customer of $7,296; Customer Acquisition Cost (CAC) based on 2023A average cost to acquire customers of $440 per customer – CAC is calculated by adding sales and marketing costs, exhibition fees, promotion expenses, and other miscellaneous expenses

1) Calculated as LTV divided by CAC
2) 5,743 total customers, of which 2,297 were new customers

Growth Plan

TYFON®

Phase 1 of Growth: Continue China Expansion

Tyfon Market Share of Chinese Contemporary Painting Market Today[1]

~$380 Million

Total China Art Market Opportunity[2]

~$12 Billion



City	Planned Regional Sales Office Openings
Beijing	6
Shanghai	6
Nanjing	4
Guangzhou	4
Shengzhen	4
Hangzhou	3
Zuhai	2
Xiamen	2
Total	**31**

Expand Tyfon's market share of the massive and growing ~$12 billion China art market

(1) 2023A total GMV
(2) UBS & Art Basel Art Market Report 2024

Phase 2 of Growth: Begin International Expansion

China Art Market Today

Total Global Art Market Opportunity


~$12
Billion
~$65
Billion

Near Term

Medium Term



City/Country	Planned Regional Sales Office Openings
Hong Kong	2
Singapore	2
Japan	3
USA	3
Total	**10**

Expand outside of ~$12 billion mainland China art market into larger ~$65 billion international art market

Source: UBS & Art Basel Art Market Report 2024

Phase 3 & 4 of Growth: Increase Product Categories and Technology Services

Product Categories[1]

2024	2025	2026	2027	2028
Oil Paintings, Sketches, and Watercolor[2]	Prints, Acrylic Paintings, and Photography	Sculptures, Luxury Pieces and Jewelry	Cultural and Creative Pieces[3]	Intangible Collectibles
2.0 authentication and blockchain technology on other 2D artwork Improve Big Data services	3.0 authentication and blockchain technology on other 3D artwork 3D modelling and 3D animation effect on digital copyright-related services	AI-assisted livestream service	Global blockchain services	XR/VR virtual exhibition hall

Technology Services[1]

1) Illustrative timeline of potential technology developments and product category offerings; no guarantee is made regarding the availability, timing, or success of any future offerings or services
2) Includes works on paper
3) Includes figurines, models, sports cards, souvenirs and IP peripherals



Business Combination Overview

TYFON

Financial Benchmarking



Online Marketplaces
2024E Revenue Growth
67%
Median: 2%
2%
2%
10%
6%
1%
TYFON
2024E Gross Margin
70%
Median: 71%
73%
71%
71%
67%
71%
TYFON
2024E EBITDA Margin
44%
Median: 27%
32%
27%
11%
46%
(6%)
TYFON[1]

Sources: Company filings and FactSet. Market data as of 5/6/2024

1) Reflects Adjusted EBITDA, which is defined as net earnings (loss) before interest expense, income tax expense (benefit), depreciation and amortization as adjusted for non-recurring listing expenses

Valuation Benchmarking



Online Marketplaces
EV / 2024E EBITDA
9.8x
Median: 11.4x
7.7x
12.0x
13.3x
10.8x
NM
TYFON®1
ebay
Etsy
MERCARI
atg AUCTION TECHNOLOGY GROUP
1stDIBS

Sources: Company filings and FactSet. Market data as of 5/6/2024; 1stDIBS data not meaningful

1) Reflects Adjusted EBITDA, which is defined as net earnings (loss) before interest expense, income tax expense (benefit), depreciation and amortization as adjusted for non-recurring listing expenses

Rule of 40 Benchmarking

Tyfon provides a rare combination of value + growth

"Rule of 40" – Revenue Growth + EBITDA Margin



Revenue Growth (2023A - 2024E) + 2024E EBITDA Margin
111%
Median: 32%
34%
29%
20%
52%
NM
TYFON[1]
ebay
Etsy
MERCARI
atg AUCTION TECHNOLOGY GROUP
1stDIBS

Sources: Company filings and FactSet. Market data as of 5/6/2024; 1stDIBS data not meaningful

1) Reflects Adjusted EBITDA, which is defined as net earnings (loss) before interest expense, income tax expense (benefit), depreciation and amortization as adjusted for non-recurring listing expenses

Illustrative SPAC IPO Transaction Framework

Sources ($M)	
Tyfon Shares (Rollover Equity)	$428
Estimated GTAC SPAC Cash in Trust[1]	10
Estimated PIPE[2]	10
Total Sources	**$448**

Uses ($M)	
Equity Consideration to Tyfon Shareholders	$428
Cash to Balance Sheet (Primary Growth Capital)	10
Estimated Transaction Fees & Expenses[11]	10
Total Uses	**$448**

Pro Forma Valuation	
Share Price ($ per share)	$10.00
Shares Outstanding (M)[3-8]	49.8
Equity Value ($M)	$498
Less: Net Cash to Balance Sheet ($M)[9]	(10)
Less: Existing Net Cash on Balance Sheet ($M)[10]	(54)
Enterprise Value (at close) ($M)	**$434**

Pro Forma Ownership Structure[3-8]



2%
8%
3%
2%
86%
Tyfon Shareholders
GTAC Public Shareholders
Current GTAC Sponsor
Previous GTAC Sponsor
PIPE Shareholders

(1) Assumes 57% redemptions by SPAC's existing public shareholders. Actual redemptions may be higher or lower than shown
(2) $10 million of cash proceeds with potential to upsize
(3) Current GTAC Sponsor share count reflects the shares acquired by an affiliate of HCG
(4) Previous GTAC Sponsor share count reflects shares held by the previous GTAC Sponsor
(5) PIPE / Convert Shareholders share count calculated based on PIPE Investment of $10 million divided by $10.00 per share
(6) Ownership and share count excludes 10 million of outstanding public warrants (strike price of $11.50 or ~15% out-of-the-money)
(7) Tyfon Shareholders share count calculated based on rollover equity of $428 million and a price per share of $10.00
(8) GTAC Public Shareholders share count is based on an estimated $10 million Cash in Trust (assuming $10.00 per share)
(9) Net cash from transaction
(10) Assumes $54 million of net cash at close based Tyfon's balances as of December 31, 2023
(11) Includes banker fees, SPAC expenses and Tyfon expenses



Appendix

Financial Model Assumptions

Financial Projections

- Tyfon management forecasts an increase of total registered users of approximately 30% because of the expected increase in Tyfon's number of sales locations and the number of customers served by these additional sales locations.
- The projected growth of the total number of transactions and total gross merchandise value is related to the number of exhibitions Tyfon expects to host during 2024. Tyfon management's projected number of exhibitions is based on a growth rate of 15% for exhibitions of fine artworks in current Chinese sales locations in 2024, compared to 2023, and a lower number for exhibitions for fine arts and its other product offerings in planned new sales locations. The projected increased number of attendees at the higher number of exhibitions in 2024 is expected to result in the growth of the number of customers. Further, Tyfon assumes that the growth rate of the average gross merchandise value of fine artworks sales per exhibition will be 10% in 2024, and the growth rate of the average gross merchandise value of fine artworks sales spending per customer will be 11% in 2024.
- Tyfon plans to expand the types of collectibles offered for sale beginning in 2024 and assumes the transaction profiles for other collectibles are similar to those of existing fine artwork sales.
- Tyfon projects that the average gross merchandise value per artwork will grow at 15% in 2024, compared to increases of 26% and 17% in 2022 and 2023.
- The revenue generated from transaction fees from sales of artwork is calculated by the product of total gross merchandise value and Tyfon's average transaction rate, and Tyfon expects that the average transaction rate will remain at 16% in 2024.
- The revenue generated from transaction fees from copyright transfers and registration is based on (1) the assumption that the percentage of Tyfon's total transactions that use Tyfon's current copyright services will increase to 35%; and (2) Tyfon management's projection of the number of new copyright product service transactions, which is a new service offering being introduced in 2024. Tyfon assumes that the average transaction fees from Tyfon's current copyright services and the new service being introduced will be different.
- Forecasted gross profit is based on the foregoing revenue assumptions with the further assumption that gross profit margins will remain in line with historical gross profit margins. Direct labor costs are the largest component of cost of revenues, and Tyfon expects commission percentages in 2024 to remain generally consistent with its historical average.
- Tyfon projects that there will be a proportional increase in lease expenses due to the projected increase in the number of sales locations hosting exhibitions in 2024.
- Tyfon assumes that its operating expenses will be 32% of its revenue in 2024.

Non-GAAP Reconciliation – Net Income to Adjusted EBITDA

($ in millions)	2021A	2022A	2023A
Net income	**$10.5**	**$12.2**	**$23.1**
Add: Income tax expenses	$4.4	$5.6	$8.6
Total income before income tax expense	**$14.9**	**$17.8**	**$31.7**
Add: Listing expenses – nonrecurring	-	2.3	2.3
Add: Interest expense	-	0.1	-
Add: Depreciation and amortization	0.2	0.3	0.4
Adjusted EBITDA	**$15.1**	**$20.4**	**$34.4**

Risk Factors

Risk Factors

This section summarizes certain of the risks that could affect the operations of Tyfon or GTAC and is not exhaustive. The risks described below and the more extensive lists of risk factors set forth in the sections entitled "Risk Factors" in GTAC's Annual Report and in those documents that GTAC or Tyfon will file with the SEC are not the only ones GTAC and Tyfon face. Additional risks may arise or become material subsequent to the date of this document. These risks, either individually or simultaneously, could significantly affect Tyfon's or GTAC's business, operational and financial results and the price of their securities.

Risks Related to Tyfon's Business and Industry

- Tyfon may not be able to anticipate the changes in the preferences and demands of collectible purchasers, or may fail to identify, respond and make right judgement calls in relation to the future trend and changes of the Chinese collectible market, which may cause material adverse effect to in Tyfon's results of operations.
- Tyfon's business could be adversely affected if Tyfon is unable to maintain its existing business relationship with sellers of collectibles, including artists and art owners, or fail to further identify, expand and develop its customer base with emerging sellers of collectibles.
- Tyfon may fail to maintain or enlarge its relationship with collectible purchasers.
- Tyfon's business is subject to the risk relating to the appraisal, certification, verification and pricing of collectibles, of which the determination relies on subjective judgment of its management and employees.
- Tyfon's business is exposed to concentration risks as most of its revenue were generated from the provision of fine arts agency services relating to the sales of collectibles.
- Failure to host offline exhibitions and promotions and maintain or increase other sales and marketing activities could adversely affect Tyfon's market shares, business, results of operations and financial condition.
- Failure to protect the information and data Tyfon obtained through Tyfon Art Gallery Platform, or maintain or improve its IT systems, including Tyfon Art Blockchain, may adversely affect its reputation, results of operations and business prospects.
- Tyfon's operations are subject to evolving laws, regulations and government policies regarding privacy and data protection. Actual or alleged failure to comply with privacy and data protection laws, regulations and government policies could damage Tyfon's reputation, deter current and potential customers from using its services, and may materially and adversely affect its business and reputation.
- Tyfon Art Gallery Platform may experience system disruptions, or other hacking or phishing attacks on Tyfon's system and security breaches may delay or interrupt its services to its customers, harm its reputation and subject Tyfon to significant liability, which, in turn, may adversely affect its business, results of operations and financial condition.

Risk Factors

- Tyfon is exposed to rapid changes in technology. Inability to keep up with technological developments may cause Tyfon to fail to maintain its data in a timely and accurate manner, which would materially and adversely affect its sales and marketing efforts in leveraging its blockchain technology.
- Tyfon has historically benefited from government grants and there can be no assurances that it will continue to receive such benefits.
- Tyfon may no longer be able to enjoy the tax preferential treatment and other favorable treatment from the PRC government in the future, which may cause adverse effect to its business.
- Failure to obtain necessary funds on time or on favorable terms may have an adverse effect on Tyfon's business.
- Tyfon may be exposed to reputation risks and losses in the event of title claims, copyright claims and other liabilities from sale of collectibles.
- Collectibles Tyfon stores for sellers of collectibles could be subject to damage, theft or lost in its storage facilities or during the process of delivery to the purchasers.
- Tyfon's insurance may not be sufficient to cover all its risk and liabilities associated with its operations, in particular, its liabilities in case of potential losses arising from damage of the collectibles kept in Tyfon's storage facilities and during the delivery process.
- Failure to protect Tyfon's own and third-party intellectual property rights could materially and adversely affect its business.
- Successful implementation of Tyfon's business strategies and future plans are subject to uncertainties.
- The success of Tyfon's business depends on the dedicated efforts of its senior management, sales and marketing team, certification team and research and development team, any loss of their services may impair Tyfon's ability to manage its business and adversely affect its results of operations.
- Tyfon's brand recognition and reputation may be adversely affected by the misrepresentations to its customers made by its sales team and external sales personnel.
- If the external sales personnel engaged by Tyfon do not perform their obligations or their standard of services is inconsistent with the external sales agreements, Tyfon's brand recognition and its business relationship with external sales personnel would be materially and adversely affected.
- Tyfon's growth and development in its business may be adversely affected by competition.
- Tyfon's past results may not be indicative of its future performance as various factors can affect the market demand of collectibles in the future.
- Tyfon may be subject to litigations, allegations, complaints and investigation, and its reputation, corporate image and operating results could be adversely affected if such results are adverse to Tyfon's interests.
- Tyfon may be exposed to negative media coverage relating to Tyfon, its personnel, or other industry peers which would materially and adversely affect Tyfon's business, results of operations, financial condition and prospects.

Risk Factors

- Tyfon may fail to renew its current leases or locate desirable alternatives.
- The uncertainties in the global economy may have adverse effect on Tyfon's business.
- Economic and social development and government policies in the PRC could affect Tyfon's business and prospects.

Risk Factors

Risks Related to GTAC and the Proposed Business Combination

- Events, changes and circumstances which are or may be beyond the control of Tyfon and GTAC may give rise to the termination of negotiations and subsequent definitive agreements related to the Business Combination.
- The consummation of the Business Combination is expected to be subject to a number of conditions, some of which will beyond the control of Tyfon and GTAC, including the approval of the shareholders and various regulatory authorities. If those conditions are not met or waived, the Business Combination may not occur.
- The Company's operations may be restricted during the pendency of the Business Combination pursuant to terms of the Business Combination Agreement.
- Some of GTAC's executive officers and directors may have conflicts of interest that may influence or have influenced them to support or approve the Business Combination without regard to investors' interests or in determining whether Tyfon is an appropriate target for GTAC's initial business combination.
- Both GTAC and Tyfon will incur significant transaction costs in connection with the Business Combination.
- There can be no assurance as to the timing of the commencement or completion of the SEC review of the proxy statement/prospectus relating to the Business Combination, or any other regulatory filings, which in turn will determine the timing of the closing of the Business Combination.
- Securities of companies formed through business combinations such as the resulting public entity may experience a material decline in price relative to the share price of their public shares prior to the Business Combination.
- If GTAC is deemed to be an investment company for purposes of the Investment Company Act, it would be required to institute burdensome compliance requirements and its activities would be severely restricted and, as a result, it may be required to wind up, redeem and liquidate.
- GTAC may not be able to complete the Business Combination or any other business combination within the prescribed timeframe, in which case GTAC would cease all operations, except for the purpose of winding up, and GTAC would redeem the GTAC Class A ordinary shares and liquidate.
- The announcement of the Proposed Business Combination could disrupt Tyfon's relationships with its suppliers, business partners and others, as well as its operating results and business generally.